Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the CTI Industries Corporation 2009 Stock Incentive Plan of our report dated March 29, 2010, with respect to the consolidated financial statements of CTI Industries Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Blackman Kallick, LLP
Chicago, Illinois

September 16, 2010